UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 20, 2014

Commission File Number:  00053851

Mobivity Holdings Corp.
(Exact name of small business issuer as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)
26-3439095
(IRS Employer Identification No.)

58 West Buffalo St, #200, Chandler, Arizona 85225
(Address of principal executive offices)

866-622-4261
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 20, 2014, Timothy Schatz, chief financial officer of Mobivity Holdings Corp ("Company"), notified the Company of his decision to resign as an officer and employee of the Company. Mr. Schatz notified the Company that his last day of employment will be February 20, 2015 or such earlier day as he and the Company may mutually agree. Mr. Schatz's employment agreement with the Company requires that he provide 90 days written notice of his election to resign. The Company has commenced the search for Mr. Schatz's replacement and Mr. Schatz has notified the Company of his intention to work with the Company to provide for an orderly transition to the new chief financial officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mobivity Holdings Corp.

Date:   November 26, 2014
By:	/s/ Dennis Becker

Name: Dennis Becker
Title: Chief Executive Officer